Exhibit 23

SUN-TIMES MEDIA GROUP, INC.

PROXY

This proxy is being executed in favor of:

(a)

Delaware Trust Company, National Association ("Delaware Trust"), as trustee pursuant to an indenture dated as of March 10, 2003 (the "First Senior Note Indenture") among Hollinger Inc., Ravelston Management Inc., 504468 N.B. Inc. (now 4322525 Canada Inc.), The Ravelston Corporation Limited, Sugra Limited and Wachovia Trust Company, National Association (now known as Delaware Trust Company, National Association) relating to 11.875% Senior Secured Notes due 2011 issued on March 10, 2003 (the "First Senior Notes"); and

(b)

HSBC Bank USA, National Association ("HSBC Bank USA"), as trustee pursuant to an indenture dated as of September 30, 2004 (the "Second Senior Note Indenture") between Hollinger Inc., Ravelston Management Inc., 504468 N.B. Inc. (now 4322525 Canada Inc.), The Ravelston Corporation Limited, Sugra Limited and HSBC Bank USA relating to 11.875% Senior Secured Notes due 2011 issued on September 30, 2004 (the "Second Senior Notes").

In this proxy, the First Senior Note Indenture, as supplemented, and the Second Senior Note Indenture are collectively referred to as the "Indentures"; the First Senior Notes and the Second Senior Notes are collectively referred to as the "Notes"; and Delaware Trust and HSBC Bank USA as trustees pursuant to the First Senior Note Indenture and the Second Senior Note Indenture, respectively, and their respective successors are collectively referred to as the "Indenture Trustees".

The undersigned shareholders of Sun-Times Media Group, Inc. (the "Corporation") hereby appoint the Indenture Trustees, and each of them, as the proxy of the undersigned shareholders to vote and exercise all other rights as a shareholder for and on behalf of the undersigned shareholders (subject to the condition set out below) in respect of the following shares of the Corporation:

(i)	in respect of the shares of Class A Common Stock of the Corporation registered in the name of Hollinger Inc., 2,200,000 shares of Class A Common Stock of the Corporation; and
(ii)	in respect of shares of Class A Common Stock of the Corporation registered in the name of 4322525 Canada Inc., 14,289,000 shares of Class A Common Stock of the Corporation.

The exercise of the rights provided in this proxy is subject to the condition that the proxy may be exercised only in respect of up to a maximum number of shares of Class A Stock of the Corporation representing, at any time, that number of shares of Class A Common Stock of the Corporation that is equal to 19.999% of the aggregate number of shares of Class A Common Stock of the Corporation then outstanding, rounded downwards to the nearest whole number of shares.

[signature page follows]

DATED June 17, 2008.

HOLLINGER INC.		4322525 CANADA INC.
by	/s/ William E. Aziz	by	/s/ William E. Aziz
	Name: William E. Aziz		Name: William E. Aziz
	Title: Chief Restructuring Officer		Title: Chief Restructuring Officer